FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT

This First Amendment to Purchase and Sale Agreement (this "First Amendment") is entered into effective as of April 13, 2026 (the "Amendment Effective Date"), by and between JEFFERSON ENTERPRISE ENERGY, LLC, a Texas limited liability company ("Seller"), and 1606 CORP., a Nevada Corporation ("Purchaser"). Seller and Purchaser are sometimes referred to herein as the "Parties."

RECITALS

A. The Parties entered into that certain Purchase and Sale Agreement effective as of March 12, 2026 (the "Agreement"), with respect to the purchase and sale of certain real property and related assets located in Angelina County, Texas, as more particularly described in the Agreement.

B. The Parties desire to amend the Agreement to extend the Closing Date and to make other modifications as set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the agreements and covenants contained herein, the Parties agree as follows:

1. Recitals. The above recitals are true and correct and are incorporated herein as if set forth in full.

2. General Provisions. All capitalized terms used in this First Amendment, but not defined herein, shall have the same meaning as ascribed to such terms in the Agreement. Except as amended and modified by this First Amendment, all of the terms, covenants, conditions and agreements of the Agreement shall remain in full force and effect. In the event of any conflict between the provisions of the Agreement and the provisions of this First Amendment, this First Amendment shall control.

3. Extension of Closing Date. Section 8 of the Agreement is hereby amended by deleting the reference to "April 15, 2026" as the Closing Date and substituting in lieu thereof "May 22, 2026." All references in the Agreement to the Closing Date shall hereafter mean and refer to May 22, 2026.

4. Extension Fee. As material consideration for Seller's agreement to extend the Closing Date as set forth herein, Purchaser agrees that from and after the Amendment Effective Date the Earnest Money in the amount of Two Hundred Fifty Thousand Dollars ($250,000) previously deposited by Purchaser with the Title Company pursuant to Section 3 of the Agreement and previously disbursed to Seller shall be deemed fully earned by Seller as a non-refundable fee for the extension of the Closing Date, shall not be credited against or applied to the Purchase Price at Closing or at any other time, and shall be retained by Seller under all circumstances, regardless of whether the Closing occurs or whether this Agreement is terminated for any reason. From and after the Amendment Effective Date, there is no Earnest Money outstanding under the Agreement,

no additional Earnest Money deposit shall be required of Purchaser, and Purchaser shall have no right to any credit, refund, or return of any amounts previously deposited as Earnest Money.

5. Purchaser's Financial Verification. From and after the Amendment Effective Date and continuing through the Closing Date, Purchaser shall, from time to time upon Seller's written request (which may be made by email), provide to Seller such information as Seller may reasonably request to verify Purchaser's financial ability to close the transactions contemplated by the Agreement, including, without limitation, term sheets, commitment letters, or evidence of available funds. Purchaser may redact from any such information such confidential terms or details as Purchaser reasonably deems necessary to protect the confidentiality thereof.

6. Entire Agreement. The Agreement, as modified by this First Amendment, sets forth the entire agreement between Parties concerning the Property. No modification or amendment of the Agreement shall be effective unless embodied in writing executed by the Parties. Except as expressly modified by this First Amendment, the provisions of the Agreement are hereby ratified and confirmed and shall remain in full force and effect. This paragraph shall specifically survive the Closing.

7. Counterparts. This First Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original, but a complete set of which shall constitute one and the same agreement. For purposes of executing this First Amendment, a document signed and transmitted electronically shall be deemed to be an original document for all purposes and shall have the same binding legal effect as an original signature.

Each of the Parties has duly executed this First Amendment as of the Amendment Effective Date.

SELLER:

JEFFERSON ENTERPRISE ENERGY, LLC,
a Texas limited liability company

By:____________________
Richard Thayer, Authorized Representative

PURCHASER:

1606 CORP.,
a Nevada corporation

By:____________________
Austen Lambrecht, CEO